UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2007

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 19, 2007, Cisco Systems, Inc. (“Cisco”) filed a Current Report on Form 8-K under Item 5.02 to report the appointment of Brian L. Halla to its Board of Directors. Because Mr. Halla was not immediately appointed to serve on any board committees, disclosure of the board committees on which he would serve was not included in the filing in accordance with instruction no. 2 of the Instructions to Item 5.02.

Similarly, on March 23, 2007, Cisco filed a Current Report on Form 8-K under Item 5.02, among other items, to report, among other items, the appointment of Michael K. Powell to its Board of Directors. Because Mr. Powell was not immediately appointed to serve on any board committees, disclosure of the board committees on which he would serve was not included in the filing in accordance with instruction no. 2 of the Instructions to Item 5.02.

This Form 8-K/A is filed as an amendment (Amendment No. 1) to each of the foregoing Forms 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2007, Brian L. Halla was appointed as a member of the Compensation and Management Development Committee of the Board of Directors of Cisco.

On November 15, 2007, Michael K. Powell was appointed as a member of the Investment/Finance Committee of the Board of Directors of Cisco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: November 19, 2007	By:	/s/ Dennis Powell
	Name:	Dennis Powell
	Title:	Executive Vice President and Chief Financial Officer